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                                                                     EXHIBIT 21

MANUFACTURED HOME COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT


                                                     State of Incorporation
                                                         or Organization

MHC Operating Limited Partnership                           Illinois

MHC Financing Limited Partnership                           Illinois

MHC Financing Limited Partnership Two                       Delaware

Blue Ribbon Communities Limited Partnership                 Delaware

MHC Lending Limited Partnership                             Illinois

MHC-DeAnza Financing Limited Partnership                    Illinois

MHC-Bay Indies Financing Limited Partnership                Illinois

MHC Stagecoach, L.L.C.                                      Delaware